Exhibit 4.4

OFFICERS’ CERTIFICATE

(Pursuant to Sections 201, 301 and 303 of the Indenture)

March 13, 2007

Edward F. Lange, Jr. and Kerry Fanwick do hereby certify that they are the Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Senior Vice President, General Counsel and Secretary, respectively, of BRE Properties, Inc., a Maryland corporation (the “Company”), and do further certify, pursuant to resolutions of the Board of Directors of the Company adopted on January 25, 2007 (the “Resolutions”), and in accordance with Sections 201, 301 and 303 of the Indenture dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998, a second supplemental indenture dated as of August 15, 2006 and a third supplemental indenture dated as of November 3, 2006, (herein called, together with all indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Trust Company, N. A. (successor to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”), as follows:

1. Attached hereto as Exhibit A is a true and correct copy of a form of note (the “Form of Note”) representing the Company’s 5.500% Notes due 2017 (the “Notes”). The Company is issuing initially $300 million aggregate principal amount of the Notes. The Company may issue additional Notes from time to time after the date hereof. These Notes and any additional Notes subsequently issued under the Indenture shall be treated as separate series for all purposes under the Indenture.

2. The Form of Note, together with numbered paragraph 7 below, sets forth the terms of the Notes, as required to be set forth in this certificate pursuant to Section 301 of the Indenture, and was established on the date hereof by the undersigned pursuant to the authority delegated to them by the Resolutions, and said terms with respect to the Form of Note are incorporated herein by reference. $300 million aggregate principal amount of the Notes will be issued at the initial public offering price of 99.863% of the principal amount.

3. Each of the undersigned is authorized to approve the form, terms and conditions of the Notes pursuant to the Resolutions.

4. Attached hereto as Exhibit B is a true, complete and correct copy of the Resolutions in full force and effect as of the date hereof.

5. Each of the undersigned have read the appropriate provisions of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and have made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the Notes and the form of certificate for the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, hereby certifies that, in the opinion of the undersigned, all conditions precedent provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate for the Notes, and relating to the execution, authentication and delivery of the Notes, have been satisfied and complied with.

6. To the best of the knowledge of each of the undersigned, no Event of Default (as defined in the Indenture) with respect to any Debt Securities (as defined in the Indenture) has occurred and is continuing.

7. Pursuant to Section 301(15) of the Indenture, solely for purposes of the Notes, this certificate hereby modifies the covenant contained in Section 1004 of the Indenture to read as follows:

AGGREGATE DEBT TEST. The Company will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 65% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

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IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate as of the date first written above.

/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr. Executive Vice President, Chief Operating Officer and Chief Financial Officer

/s/ Kerry Fanwick
Kerry Fanwick Senior Vice President, General Counsel and Secretary